Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-10 (No. 333-258876) of Vicinity Motor Corp. of our report dated April 28, 2023 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

April 28, 2023